EXHIBIT 99.2 -- Report of Management as to compliance with minimum servicing
		standards for the year ended.

a)

AURORA LOAN SERVICES
A Lehman Brothers Company


   			Report of Management


We, as members of management of Aurora Loan Services Inc. (the "Company"), are responsible for complying with the minimum servicing standards as set forth in the Mortage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). We are also responsible for establishing and maintaining effective internal control over compliance with these standards. We have performed an evaluation of the Company's compliance with the minimum servicing standards as set forth in the USAP as of November 30, 2004 and for the year then ended. Based on this evaluation, we assert that during the year ended November 30, 2004, the Company complied, in all material respects, with the minimum servicing standards set forth in the USAP.

As of and for this same period, the Company had in effect a fidelity bond policy and an errors and omissions policy in the amounts of $60 million and $70 million, respectively.



                                       Very truly yours,

				       /s/  Bruce Witherall
                                       Bruce Witherall
                                       Chief Executive Officer

                                       /s/ Rick Skogg
                                       Rick Skogg
                                       Co-Chief Operating Officer

                                       /s/ Roy Browning
                                       Roy Browning
                                       Chief Financial Officer

                                       /s/ William Napier
                                       William Napier
                                       Controller


b)

[Wells Fargo logo]		     Corporate Trust Services
     				     9062 Old Annapolis Road
				     Columbia, MD 21045-1951
				     410-884-2000
	 			     410 715-2380 Fax

				     Wells Fargo Bank, N.A.


     Assertion of Management of Wells Fargo Bank, N.A.



As of and for the year ended December 31, 2004, Wells Fargo Bank, N.A. (the Company) has complied in all material respects with the minimum servicing standards I.1, I.3, III.1, III.5, V.1, and VII.1 for loans that the Company acts as master servicer for Credit Suisse First Boston Mortgage Securities Corporation, Inc., set forth in the Mortgage Bankers of America's Uniform Single Attestation Program for Mortgage Bankers. With respect to minimum servicing standards I.2,I.4, II.1, II.2, II.3, II.4, III.2, III.3, III.4, III.6, IV.1, V.2, V.3, V.4, and VI.1 of the USAP, the Company relies on the performance of its primary servicers.

As of and for this same period, Wells Fargo Bank, N.A. had in effect a fidelity bond along with an errors and omissions policy in the amounts of $50 million and $20 million, respectively.


/s/ Diane E. TenHoopen
Diane E. TenHoopen
Vice President and Operations Manager
Wells Fargo Bank, N.A.

c)

					   [Countrywide logo]

   					   2900 MADERA ROAD
					   SIMI VALLEY, CALIFORNINA 93065-6298
					   (805) 955-1000

			Management's Assertion


March 17, 2005


As of and for the year ended December 31, 2004, Countrywide Financial Corporation and Subsidiaries (which includes its wholly-owned subsidiary, Countrywide Home Loans, Inc. ("CHL"), and Countrywide Home Loans Servicing, L.P., a wholly owned subsidiary of CHL) ("the Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $200 million and $100 million, respectively.



/s/ Thomas K. McLaughlin
Executive Managing Director and
Chief Financial Officer



/s/ Kevin Meyers
Managing Director, Chief Financial Officer
Loan Administration


d)


[Ocwen logo]



MANAGEMENT ASSERTION ON COMPLIANCE WITH USAP

March 11,2005

As of and for the year ended December 31, 2004,except as specifically noted below, Ocwen Federal Bank
FSB (the "Bank") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's ("MBA's") Uniform Single Attestation
Program for Mortgage Bankers ("USAP").

 Standard: Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall be mathematically accurate, be prepared within forty five (45) calendar days of the cutoff date;
be reviewed and approved by someone other than the person who prepared the reconciliation; and document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.


Certain reconciling items which arose during the year ended December 31, 2004 were not cleared within 90 days of their original identification. Management has developed and implemented an action plan and continues to resolve outstanding reconciling items. All significant reconciling items have been isolated and reviewed by the Bank, and the Bank believes these items will not have a material impact on the status of any custodial accounts.


 Standard: Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

Certain ARM loans serviced by the Bank have odd due dates (i.e., due dates other than the first day of the month). The mortgage notes or ARM riders for some of the odd due date loans establish a look-back date for the applicable index at a certain number of days prior to each Change Date, for example, 45 days prior to the effective Change Date. The Bank determines the look-back date by using a 30-day month when subtracting the actual number of look-back days stated in the Mortgage Note or ARM rider from the effective Change Date. Some months that have more or less than 30 days may therefore have a miscalculated look-back date, resulting in the index rate being used on an incorrect date, but generally no more than a two-business day difference. This has resulted in some minor differences in the calculated monthly payment amount, which could be either higher or lower, depending on the movement in interest rates.

Management has implemented a corrective action plan to revise the internal procedures for processing these types of ARM adjustments, which includes adjusting the borrower accounts where necessary.
The Bank believes that these differences did not have a material impact on any mortgagor or investor.


As of and for this same period, the Bank had in effect a fidelity bond in the amount of $15,000,000 and an errors and omissions policy in the amount of $5,000,000,

/s/Ronald M Faris
Ronald M. Faris
President


/s/ Scott W. Anderson
Scott W. Anderson
Senior Vice President of Residential Assets

/s/ Brian J. LaForest
Brian J. LaForest
Director of Investor Reporting

/s/Paul E. Neff
Paul E. Neff
Director of Servicing Operations

e)

[OPTION ONE MORTGAGE logo]
an H&R BLOCK company

							[H&R BLOCK logo]

                         Management Assertion


As of and for the year ended December 31, 2004, Option One Mortgage Corporation complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Option One Mortgage Corporation had in effect a fidelity bond and errors and omissions policy in the amounts of $30,000,000 and $10,000,000, respectively.


/s/ Robert E. Dubrish
Robert E. Dubrish, Chief Executive Officer


/s/ William L. O'Neill
William L. O'Neill, Chief Financial Officer


/s/ Matthew A. Engel
Matthew A. Engel, Controller


/s/ John A. Vella
John A. Vella, Chief Servicing Officer


f)

                       [JPMorgan Chase logo]


						Exhibit I

           Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards


March 11, 2005


As of and for the year ended December 31, 2004, Chase Home Finance LLC (formerly known as Chase Manhattan Mortgage Corporation) (the "Company") has complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). These Standards are applicable only to the Company's prime and subprime mortgage portfolios.

As of and for this same period, the Company had in effect fidelity bond and errors and omissions policies in the amount of $250,000,000 and $25,000,000, respectively.



/s/ Thomas L. Wind                      /s/ Scott Powell
Thomas L. Wind                          Scott Powell
Co-Chief Executive Officer              Co-Chief Executive Officer
Chase Home Finance LLC                  Chase HOme Finance LLC


/s/ Terry L. Gentry
Terry L. Gentry
SVP of Servicing
Chase Home Finance LLC